UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549 FORM 8-K CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 22, 2016

Associated Banc-Corp
(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Main Street, Green Bay, Wisconsin	54301
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	920-491-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2016, the Board of Directors of Associated Banc-Corp (the “Company”) increased the size of the Board from 11 to 12 directors and appointed Gale E. Klappa to fill the resulting vacancy. Mr. Klappa was also appointed to the Enterprise Risk Committee of the Board of Directors. There were no arrangements or understandings between the Company and Mr. Klappa pursuant to which he was selected as a director, and he does not have any relationship or transactions with the Company required to be disclosed under Item 404(a) of Regulation S-K. Other than the compensation payable to non-employee directors of the Company as described in the Company’s proxy statement for the 2016 Annual Meeting of Shareholders, Mr. Klappa is not a party to any plans, contracts or arrangements involving grants or awards by the Company.

On June 22, 2016, the Company issued a press release announcing the appointment of Mr. Klappa to the Board. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits. (d) Exhibits 99.1 Press release dated June 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
(Registrant)

Date: June 22, 2016	By: /s/ Randall J. Erickson
Randall J. Erickson
Executive Vice President, General Counsel
and Corporate Secretary

Exhibit Index
Exhibit
Number
99.1 Press Release dated June 22, 2016